Exhibit 5

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202-4497

Phone:   (414) 277-5000

Fax:        (414) 271-3552

www.quarles.com

May 8, 2013

The Manitowoc Company, Inc.

2400 South 44th Street

Manitowoc, Wisconsin

Re:          The Manitowoc Company, Inc. 2013 Omnibus Incentive Plan

Ladies and Gentlemen:

We are providing this opinion in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed by The Manitowoc Company, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance of up to 8,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), and related common stock purchase rights (the “Rights”), which may be issued pursuant to the Company’s 2013 Omnibus Incentive Plan (the “Plan”).

We have examined:  (i) the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation and Restated By-laws, each as amended to date and as filed as exhibits to the Company’s filings with the Commission; (iii) the Rights Agreement, dated as of March 21, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent, providing for the Rights; (iv) the Plan; (v) the corporate proceedings relating to adoption of the Plan and the issuance of the Shares pursuant to the Plan; and (vi) such other documents and records and matters of law as we have deemed necessary in order to render this opinion.  In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

On the basis of the foregoing, we advise you that, in our opinion:

1.                                      The Company is a corporation incorporated and validly existing under the laws of the State of Wisconsin.

2.                                      The Shares to be issued or sold from time to time pursuant to the Plan which are original issuance or treasury shares, when issued as and for the consideration contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company.

3.                                      The Rights attached to the Shares, when issued pursuant to the terms of the Rights Agreement, will be validly issued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act, or that we come within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP